                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                  AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                   Date of Report (Date of earliest event reported):

                                 August 20, 1998
                                 ---------------


                              VISION-SCIENCES, INC.
                              ---------------------
             (Exact name of registrant as specified in its charter)


  Delaware                          0-20970                    13-3430173
---------------                    -----------             --------------------
(State or other                    (Commission                (IRS Employer
jurisdiction of                    File Number)             Identification No.)
incorporation)


                9 Strathmore Road, Natick, Massachusetts          01760
                -------------------------------------------------------
         (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (508) 650-9971


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

     The undersigned registrant hereby amends Item 7 of its Current Report on Form 8-K dated August 20, 1998, and filed with the Securities and Exchange Commission on September 4, 1998, to read in its entirety as follows.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      a)    Financial Statements of Investee: 3DV Systems Ltd.

            Report of Independent Public Accountants                           6

            Balance Sheets as of December 31, 1997 and 1996                    7

            Statements of Operations for the Year Ended December
            31, 1997, the Period from Inception (June 16, 1996) through
            December 31, 1996 and the Period from Inception through
            December 31, 1997                                                  8

            Statements of Changes in Shareholders' Equity for the Year Ended December 31, 1997, the Period from Inception (June 16, 1996)
            through December 31, 1996 and the Period from Inception
            through December 31, 1997                                          9

            Statements of Cash Flows for the Year Ended December
            31, 1997, the Period from Inception (June 16, 1996)
            through December 31, 1996 and the Period from
            Inception through December 31, 1997                               10

            Notes to Financial Statements                                     12

      b)    Pro Forma Financial Information: Vision-Sciences, Inc.

            Overview                                                          31

            Unaudited Pro Forma Statement of Operations for the
            Year Ended March 31, 1998                                         34

            Notes to Unaudited Pro Forma Statement of Operations
            for the Year Ended March 31, 1998                                 34

            Unaudited Pro Forma Statement of Operations
            for the Three Months Ended June 30, 1998                          35

            Notes to Unaudited Pro Forma Statement of Operations
            for the Three Months Ended June 30, 1998                          35

            Unaudited Condensed Pro Forma Balance Sheet as
            of June 30, 1998                                                  36

            Notes to Unaudited Condensed Pro Forma Balance
            Sheet as of June 30, 1998                                         37

a) Financial Statements of Investee: 3DV Systems Ltd.


    3DV SYSTEMS LTD.
    (A COMPANY IN THE DEVELOPMENT STAGE)
    FINANCIAL STATEMENTS
    DECEMBER 31, 1997
    IN U.S. DOLLARS



Table of Contents


                                                                            Page

Auditors' Report                                                            6


Balance Sheets                                                              7


Statements of Operations                                                    8


Statements of Changes in Shareholders' Equity, (Deficit)                    9


Statements of Cash Flows                                                   10


Notes to the Financial Statements                                          12

Tirat HaCarmel, October 26, 1998

Auditors' Report to the Shareholders of 3DV SYSTEM LTD.

We have audited the accompanying balance sheets of 3DV Systems Ltd. ("the Company") as of December 31, 1997 and 1996, and the related statements of operations, changes in shareholders' equity and cash flows for the year ended at December 31, 1997 and for the six months ended December 31, 1996. These financial statements are the responsibility of the Company's Board of Directors and of its management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Israel, including those prescribed by the Auditors' Regulations (Mode of Performance), 1973. Such auditing standards are substantially identical to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurances about whether that the financial statements are free of material misstatement, whether due to an error or intentional misrepresentation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a fair basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996, the results of its operations, changes in shareholders' equity and cash flows for the year ended at December 31, 1997, and for the six months ended December 31, 1996, in conformity with generally accepted accounting principles in the United States (U.S. GAAP).

Without qualifying our opinion, we would like to draw attention to the following:

1. As explained in Note 2 (b) to the accompanying financial statements, in order to reduce the uncertainty about the Company's ability to continue as a going concern, the Parent Company is committed to continue to provide the financial support required by the Company to meet its financial obligations as they become due for a period of not less than one year. Based on the above commitment, the accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

2. The Company is in the development stage, whereby its principal activities in the reported period are the development of products in the field of 3D laser camera. The Company has not yet generated any revenues.

/s/ Somekh Chaikin
-----------------------------------
Certified Public Accountants (Isr.)

                                                                3DV Systems Ltd.

Balance Sheets as of December 31
--------------------------------------------------------------------------------
In thousands of U.S. dollars


                                                                   1997                   1996
                                                                ---------               ---------
                                                        Note       U.S.$                  U.S.$
                                                      -------    thousands              thousands
                                                                 ---------              ---------

Current assets

Cash and cash equivalents                               3               131                    31
Accounts receivable                                     4               116                    23
                                                                  ---------             ---------
                                                                        247                    54
                                                                  ---------             ---------
Cars leasing deposits                                   16a              10                     8
                                                                  ---------             ---------

Amount funded for employees' rights
 upon retirement                                        9                17                     -
                                                                  ---------             ---------

Fixed assets, net                                       5               140                   111
                                                                  ---------             ---------
Know-how, net                                           6                 1                     1
                                                                  ---------             ---------
                                                                        415                   174
                                                                  ---------             ---------
                                                                  ---------             ---------
Current liabilities
Accounts payable:                                       7
   Trade                                                                 87                    52
   Other                                                                 77                    33
   Related parties                                                       71                    96
                                                                  ---------             ---------
                                                                        235                   181
                                                                  ---------             ---------
Long-term loans from Parent Company                     8             1,711                   321
                                                                  ---------             ---------

Employees' rights upon retirement                       9                17                     1
                                                                  ---------             ---------

Commitments                                             16                -                     -
                                                                  ---------             ---------
Shareholders' equity, (deficit)                         10           (1,548)                 (329)
                                                                  ---------             ---------
                                                                        415                   174
                                                                  ---------             ---------
                                                                  ---------             ---------


The accompanying notes are an integral part of the financial statements.

                                                                3DV Systems Ltd.

Statements of Operations for the year ended December 31
--------------------------------------------------------------------------------

In Thousands of U.S. dollars


                                                             1997                 *  1996                  **
                                                          ----------            -----------           Cumulative
                                                                                                      ----------
                                             Note            U.S.$                  U.S.$                U.S.$
                                            ------         thousands              thousands            thousands
                                                           ---------              ---------            ---------

Research and development costs,
 net                                          11               1,148                    196               1,344

General and
 administrative  expenses                     12                 198                    133                 331
                                                           ---------              ---------            --------
Operating loss                                                 1,346                    329               1,675

Financing expenses (income),                  13                 (2)                      -                  (2)
 net                                                        ---------              ---------            --------

Loss before income taxes                                       1,344                    329               1,673

Income taxes                                  14                  -                      -                    -
                                                           ---------              ---------            --------
Net loss                                                       1,344                    329               1,673
                                                           ---------              ---------            --------
                                                           ---------              ---------            --------



*     For the period of six months ended December 31, 1996.

**    Cumulative amounts from the company's inception.


The accompanying notes are an integral part of the financial statements.

                                                                3DV Systems Ltd.

Statements of Changes In Shareholder's Equity, (Deficit)
--------------------------------------------------------------------------------

In thousands of U.S. dollars



                                                                                                                  Total
                           Share           Capital               Employees'          Accumulated              Shareholders'
                          Capital          Reserve             Stock Options            Loss                Equity, (deficit)
                          -------          -------             -------------         -----------            -----------------
                        U.S. $000's      U.S. $000's             U.S. $000's         U.S. $000's               U.S. $000's


Shares issued                     1                -                      -                    -                           1
Linkage differences
 on loans received
 from Parent Company              -               (1)                     -                    -                          (1)
Net loss for
 the period *                     -                -                      -                 (329)                       (329)
                        -----------      -----------           ------------          -----------            ----------------
Balance as of
 December 31, 1996                1               (1)                     -                 (329)                       (329)
Shares issued                     2                -                      -                    -                           2
Linkage
differences
 on loans received
 from Parent Company              -                6                      -                    -                           6
Employees'
 stock options (see
 Note 10(b),11)                   -                -                    117                    -                         117
Net loss for the year             -                -                      -               (1,344)                     (1,344)
                        -----------      -----------           ------------          -----------            ----------------
Balance as of
 December 31, 1997                3                5                    117               (1,673)                     (1,548)
                        -----------      -----------           ------------          -----------            ----------------
                        -----------      -----------           ------------          -----------            ----------------
Cumulative amounts
 from the company's
 inception
Shares issued                     3                -                      -                    -                           3
Linkage differences
 on loans received
 from Parent Company              -                5                      -                    -                           5
Employees'
 stock options  (see
 Note 10(b),11)                   -                -                    117                    -                         117
Deficit accumulated
 during development
 stage                            -                -                      -               (1,673)                     (1,673)
                        -----------      -----------           ------------          -----------            ----------------
Balance as of
 December 31, 1997                3                5                    117               (1,673)                     (1,548)
                        -----------      -----------           ------------          -----------            ----------------
                        -----------      -----------           ------------          -----------            ----------------



*     For the period of six months ended December 31, 1996.

The accompanying notes are an integral part of the financial statements.

                                                                3DV Systems Ltd.

Statement of Cash Flows for the year ended December 31
--------------------------------------------------------------------------------

In thousands of U.S. dollars


                                                                                              ***
                                                  1997           *   ** 1996               Cumulative
                                                  U.S.$              U.S.$                     U.S.$
                                                thousands          thousands                thousands
                                               -----------       ------------              -----------

Cash flows from operating activities:
Net loss                                           (1,344)              (329)                  (1,673)
Adjustments required to reconcile
 net loss to net cash used in
 operating activities:
Severance pay, net                                     (1)                  1                       -
Depreciation                                           30                   3                      33
Employees' stock options                              117                  -                      117
Changes in operating assets
 and liabilities:
Increase in accounts receivable                       (93)                (23)                   (116)
Increase in accounts payable (1)                       67                  82                     149
Increase (decrease) in related parties (2)            (24)                 96                      72
                                               -----------       ------------              -----------
Net cash used in operating activities              (1,248)               (170)                  (1,418)
                                               -----------       ------------              -----------
Cash flows used in investing activities:
Payments for purchase of fixed assets (1)             (53)               (115)                    (168)
Cars leasing deposits                                  (2)                 (8)                     (10)
                                               -----------       ------------              -----------
Net cash used in investing activities                 (55)               (123)                    (178)
                                               -----------       ------------              -----------
Cash flow from financing activities:
Loans received from Parent Company                  1,396                 320                    1,716
Shares issued (2)                                      -                    1                        1
                                               -----------       ------------              -----------
Net cash provided by financing                      1,396                 321                    1,717
activities                                     ----------        ------------              -----------

Effect of exchange rate changes on cash                 7                   3                       10
                                               -----------       ------------              -----------
Increase in cash and cash equivalents                 100                  31                      131

Cash and cash equivalents
 at beginning of year                                  31                   -                        -
                                               -----------       ------------              -----------
Cash and cash equivalents at end of year              131                  31                      131
                                               -----------       ------------              -----------
                                               -----------       ------------              -----------

Supplementary information:
Income taxes paid                                      -                    -                        -
Interest paid ****                                     -                    -                        -
                                               -----------       ------------              -----------

*     For the period of six months ended December 31, 1996.
**    Reclassified.
***   Cumulative amounts from the Company's inception.
**** Net of linkage differences equal to the changes in the U.S. dollar exchange rate on monetary items in non U.S. dollar.

The accompanying notes are an integral part of the financial statements.

                                                                3DV Systems Ltd.

Statement of Cash Flows for the year ended December 31
--------------------------------------------------------------------------------

Transactions not involving cash flows



(1) The Company purchased fixed assets in the amount of U.S.$ 5 thousand (U.S.$ 61 thousand in 1996) against accounts payable, bear no interest and unlinked.

(2) The Company issued 840,000 shares of NIS 0.01 par value to its Parent Company, against know-how which the Company received. (Note 6, 10(c)).


The accompanying notes are an integral part of the financial statements.

Note 1 - General

       3DV Systems Ltd. (hereinafter - "the Company") was incorporated on June 16, 1996, as an Israeli Company and commenced operations in July 1996. The Company is in the development stage, whereby its principal activities in the reported period are the development of products in the field of 3D laser camera. The Company has not yet generated any revenues. The Company is a wholly-owned subsidiary of R.D.C. Rafael Development Corporation Ltd. (the "Parent Company"). See Note 18 a - subsequent events.


Note 2 - Basis of Presentation

         1) The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

         2) The financial statements have been prepared assuming that the Company will continue as a going-concern. The Parent Company is committed to provide the financial support required by the Company to meet its financial obligations as they become due, for a period of not less than one year, beginning December 31, 1997.

         Reporting currency

         3) The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States. The Company's sales markets are expected to be substantially outside of Israel in non-Israeli currencies, mainly in U.S. dollars or linked thereto. Therefore, the Company's functional currency is the U.S. dollar. The Company's transactions denominated in currencies other than the U.S. dollar are remeasured into U.S. dollars and recorded based on the exchange rate at the time of the transaction. Monetary balances in currencies other than the U.S. dollar are translated into dollars using period-end exchange rates. Gains and losses from the aforementioned re-measurements and translations are recorded in the statement of operations.

         4) Details of the exchange rate and the C.P.I. in Israel are given as follows:

                                                                             Change %         Changes %
                            December 31,           December 31,
                                 1997                   1996                   1997              1996
                            ------------           ------------               -------          --------

Consumer Price Index *            153.1                  143.1                  6.99              10.59
U.S. Dollar                       3.536                  3.251                  8.77              3.70



             *    Average basis 1993 = 100


         5) The high technology industry in which the Company is involved is highly competitive and is characterized by the risks of rapidly changing technologies and penetration into world market requires investment of considerable resources and continuos development efforts. The Company's future success is dependent upon several factors including the technological quality and price\performance of its products relative to those of its competitors. There can be no assurance that the Company will be able to maintain the high technological quality of its product or to continue to develop or market its new products effectively.

             The Company employ 5 key employees who owns major intellectual property. Management is of the opinion that if several of the above employees leave, than the Company will be vulnerable to the risk of a near term severe impact and severe adverse impact on the Company's know-how.

          Significant Accounting Policies:
             (1)  Fixed Assets

             Fixed assets are stated at depreciated cost. The Company provides for depreciation which is computed by the straight-line method over the estimated useful life of the assets as follows:

             Computers                                        3-4 years
             Instruments and laboratory equipment             7-15 years
             Motor vehicles                                   7 years
             Office furniture and equipment                   17 years

             (2)  Research and Development Costs

             Research and development costs, net of related government participation from the Chief Scientist are charged to the statement of operations as incurred. Government participation is recorded on an accrual basis.

             (3)  Deferred Taxes

             The Company accounted for deferred taxes under the liability method. As described in FAS 109 when it is not more likely than not that deferred tax assets will be realized, the Company provides for valuation allowance against deferred tax assets resulted from operating loss carryforward and from timing differences between the recognition of expenses in the financial statements and for tax purposes.

             (4)  Stock based compensation

             As allowed by Statement of Financial Accounting Standards No.123 ("SFAS 123"), The Company measures compensation cost of stock issued to employees under Accounting
             Principles Board Opinion No.25 ("APB 25"). (See Note
             10b)

             (5) Disclosures regarding fair value of financial instruments

             The financial instruments of the Company consist mainly of cash, accounts receivable, fund of employees' rights upon retirement and accounts payable and accruals. Due to the nature of such financial instruments, their fair value does not materially differ from their carrying amount.

             (6) Disclosure of cumulative amounts from the company inception

              Under FAS 7, the Company provides cumulative amounts, from the Company's inception till December 31, 1997, in the statement of operations, cash flows and shareholders' equity.

Note 3 - Cash and Cash Equivalents


                                   December             December
                                     31,                  31,
                                     1997                 1996
                                   ---------            ---------
                                     U.S.$                U.S.$
                                   thousands            thousands

Israeli Currency                         131                   31
                                   ---------            ---------
                                   ---------            ---------


       Cash equivalents include bank deposits, bearing an annual interest rate of 12.6% (13.5% - 1996) unlinked and which the date of maturity at the time of the deposit was not in excess of three months. The carrying amount of cash equivalents approximates market value.


Note 4 - Accounts Receivable *


                                                           December 31,        December 31,
                                                              1997                 1996
                                                           -----------         ------------
                                                              U.S.$                U.S.$
                                                            thousands            thousands
                                                            ---------            ---------


Due from the Chief Scientist (See Note 11, 16(c))                  88                   -
Government institutions                                            25                  19
Deposit                                                             -                   2
Prepaid expenses                                                    1                   1
Employees                                                           2                   -
Accrued interest                                                    -                   1
                                                           -----------         ------------
                                                                  116                  23
                                                           -----------         ------------
                                                           -----------         ------------

       *    See Note 17, 2e(5).

Note 5 - Fixed Assets, Net

                                             Instruments
                                             &                                      Office
                                                                                    Furniture
                                             Laboratory           Motor             and
                          Computers          Equipment            Vehicles          Equipment         Total
                          ---------          ---------            --------          ---------         -----
                          U.S.$              U.S.$                U.S.$             U.S.$             U.S.$
                          thousands          thousands            thousands         thousands         thousands
                          ---------          ---------            ---------         ---------         ---------



Cost
 Balance at                      69                 1                    17                27              114
beginning of
year
Additions                        36                 7                    -                 16               59
                          ---------          ---------            ---------         ---------         ---------
Balance at
 end of year                    105                 8                    17                43              173
                          ---------          ---------            ---------         ---------         ---------
Accumulated
 depreciation
Balance at
 beginning                        2                 -                    1                  -                3
of year

Depreciation
 for the year                    23                 -                    2                  5               30
                          ---------          ---------            ---------         ---------         ---------
Balance at
 end of year                     25                 -                    3                  5               33
                          ---------          ---------            ---------         ---------         ---------
Depreciated cost
 at December 31,
 1997                            80                 8                    14                38              140
                          ---------          ---------            ---------         ---------         ---------
                          ---------          ---------            ---------         ---------         ---------
Depreciated cost
 at December 31,
 1996                            67                 1                    16                27              111
                          ---------          ---------            ---------         ---------         ---------
                          ---------          ---------            ---------         ---------         ---------


Note 6 - Know-How, Net
       According to an agreement between the Parent Company and the Company, the Parent Company and Rafael Armament Development Authority ("Rafael") had transferred to the Company all their rights and interest in the Laser Photo Project and the Laser Photo Technology ("the know-how") against issuance of 840,000 Ordinary Shares par value NIS 0.01 (see Note 10(c)). Rafael preserves the rights to utilize the know-how, royalty-free, perpetual and non-transferable, for military purpose only.

       According to U.S. GAAP, transfer of non-monetary asset (the know-how) to a private company (3DV System Ltd.) by its shareholders (the Parent Company) in exchange for stock, should be recorded at the transferor's historical cost basis determined under generally accepted accounting principles. The know-how which was transferred to the Company stated in the balance sheet of the Company at the value of (a notional value) U.S.$ 1 thousand.

       In June 1998, the Company agreed with the tax authority to record retroactivity on June 30, 1996, an asset, for tax purposes only, of U.S.$ 180 thousand of know-how. This asset can be amortized at a fixed rate of 12.5% per year using the straight line method.

Note 7 - Accounts Payable **

                                                           December 31,            December 31,
                                                              1997                  *  1996
                                                           ------------            ------------
                                                              U.S.$                  U.S.$
                                                            thousands              thousands
                                                           ------------            ------------
Trade
          Open accounts                                            47                     39
          Checks payable                                           40                     13
                                                           ------------            ------------
                                                                   87                     52
                                                           ------------            ------------
                                                           ------------            ------------
Other
  Institutions                                                     24                     11
  Liabilities to employees                                         30                     11
  Accrued expenses                                                 23                     11
                                                           ------------            ------------
                                                                   77                     33
                                                           ------------            ------------
                                                           ------------            ------------
Related parties (See Note 15b)                                     71                     96
                                                           ------------            ------------
                                                           ------------            ------------


        *    Reclassified.

        **        See Note 17, 2e(5).

Note 8 - Long-Term Loans from Parent Company

       Since its incorporation the Company received loans of U.S.$ 1,716 thousand from its Parent Company, in order to finance its operational activities. These loans are linked to the Consumer Price Index, bear no interest and their maturity date has not yet been determined. Management's opinion is that these loans would not be repayable in the current year. These loans do not bear real market interest and therefore, linkage differences on these loans are credited to separate component in the shareholders' equity.

Note 9 - Employees' Rights upon Retirement *

       The Company is required to make severance payments to dismissed employees. The Company covers its obligations for severance pay by making payments of premiums to insurance companies. The amounts accumulated at the insurance companies are not under the control and the management of the Company. The balances presented in the financial statements represent the liability for severance pay and the amounts accumulated at the insurance companies as mentioned above. Accordingly, the net liability is as follows:



                                                             December 31,         December 31,
                                                               1997                  1996
                                                             -----------          ------------
                                                               U.S.$                 U.S.$
                                                             thousands             thousands
                                                             -----------          ------------
Employees' rights upon retirement                                  17                    1
Amount funded for employees' rights upon                           17                    -
retirement                                                   -----------          ------------

                                                                   -                     1
                                                             -----------          ------------
                                                             -----------          ------------


       *    See Note 2e(5).

Note 10 - Share Capital

       1) Shareholders' equity


                                                  Authorized           Issued and paid for
                                               ----------------        -------------------
                                               Number of shares         Number of shares
                                               ----------------         ----------------


Ordinary Shares of NIS (0.01) each                    5,170,000                    850,000
                                               ----------------        -------------------
                                               ----------------        -------------------
Ordinary Shares A of NIS (0.01) each                   900,000                      15,000
                                               ----------------        -------------------
                                               ----------------        -------------------


     On April 30, 1997, pursuant to the Company's general shareholders meeting, it was decided to alter the share capital of the Company as follows:

 1) To subdivide all the existing 29,400 Ordinary Shares into 2,940,000 Ordinary Shares of NIS 0.01 value each.

 2) To increase the Company's authorized share capital by NIS 31,300, to be composed of 2,230,000 Ordinary Shares of NIS 0.01 par value each and 900,000 Ordinary Shares A of NIS 0.01 value each. The rights of the Ordinary Shares A are the same as the Ordinary Shares except for rights to participate or to vote in shareholders meetings. The Ordinary Shares A shall be converted into Ordinary Shares, on a one-to-one basis and without any payment, automatically upon the registration of any of the Company's shares for trade in any stock market, in Israel or abroad.

       2) Employee Stock Option Plan

       The Board of Directors of the Company, at its meeting on August 25, 1997, approved the following resolutions:

       1. To adopt the Company's employee stock option plan ("ESOP"), providing for the allotment without consideration of options to employees of the Company, whose eligibility will be determined from time to time by the Company's salary committee, for the purchase of up to 135,000 Ordinary Shares A of the Company of par value NIS 0.01 each. Each option will entitle the holder to purchase one Ordinary Share A of par value NIS 0.01 each at an exercise price of NIS 0.01 per option. The options vest over a period of two to four years and are exercisable for a period of eight years from the date of grant.

           The options will be allotted to a trustee who will hold them in trust on behalf of the employees, in accordance with Section 102 of the Income Tax Ordinance in Israel and related regulations.

       2. To allot 15,000 Ordinary Shares A of the Company, of a par value of NIS 0.01 each, to a key employee, at a price equal to their par value. Such shares will constitute 1.73% of the Company's share capital after the allotment.

        Based on the above resolutions, the Company allotted 60,500 options to employees until year end and 15,000 Ordinary Shares A to key employee. Management of the Company evaluated the fair value of the Company's Ordinary Shares A based upon the price per Ordinary Share in a private placement which took place on August 25, 1998 (See Note 18.b). Management's assumption is that the fair value of the Company's Ordinary Shares A grew at a fixed rate commencing the Company inception until the above private placement date. Accordingly, the Company evaluated the fair value of Ordinary Shares A, issued prior to the private placement, by the straight-line method over the period commencing the inception of the Company (at such time the Company's price per share is assumed to the U.S.$ 0 (nil)) through the private placement date, in order to compute a discount from the private placement price, for such Ordinary Shares A. The Company did not take into account a discount due to the fact that the Company's Ordinary Shares A do not have the right to vote as mentioned in Note 10(a)(2) above because the Stock Option Plan provides that upon initial public offering, under certain other conditions, Ordinary

        Shares A will automatically be converted into Ordinary Shares. The Company recorded compensation cost in 1997 of U.S.$ 0 (nil) thousand due to Ordinary Shares A granted to key employees based upon the fair value of Ordinary Shares A as described above. The Company applied APB 25 and recorded compensation cost of U.S.$ 117 thousand due to the above options equal to the intrinsic value of the above options using the fair value of Ordinary Shares A as described above. A company which applies APB 25 should provide pro-forma net income as if the fair value based accounting method in FAS 123 had been used to account for stock option compensation cost. Since the exercise price of the above options is a symbolic value and at this stage the Company can not estimate the standard deviation of its price per share, the Company can not measure the fair value based accounting method described in FAS 123.


        Under the ESOP as of the balance sheet date, the Company is obligated to issue additional 74,500 options with contingent compensation cost of U.S.$ 472 thousand.

        3) Issuance shares to Parent Company against know-how.

        In August 1997, the Company allotted 840,000 Ordinary Shares par value NIS 0.01 each to the Parent Company in consideration of the know-how which the Company received (see Note 6).

Note 11 - Research and Development Costs, Net


                                                Year ended         Six months
                                                                      ended
                                                December 31,       December 31,
                                                                                            **
                                                   1997                *  1996              Cumulative
                                                -----------        ------------             -----------
                                                U.S.$              U.S.$                    U.S.$
                                                thousands          thousands                thousands
                                                -----------        ------------             -----------

Salaries and related expenses (1)                      659                   43                     702
Patent registration expenses                            57                   45                     102
Materials                                              231                   78                     309
Subcontractors                                          93                    -                      93
Vehicle expenses                                        64                    8                      72
Communications                                          14                    -                      14
Overseas travel                                         75                   18                      93
Depreciation                                            23                    2                      25
Rent and maintenance                                    34                    1                      35
Professional publication                                 9                    -                       9
Other                                                    5                    1                       6
                                                -----------        ------------             -----------
                                                     1,264                  196                   1,460

Less: grants received from
      the Chief Scientist                              116                    -                     116
                                                -----------        ------------             -----------
                                                     1,148                  196                   1,344
                                                -----------        ------------             -----------
                                                -----------        ------------             -----------

(1)   Include compensation
      expenses
       in respect of options granted.                  117                    -                     117

                                                -----------        ------------             -----------
                                                -----------        ------------             -----------


       *   Reclassified.
       **  Cumulative amounts from the Company's inception.

Note 12 - General and Administrative Expenses


                                                Year ended         Six months
                                                                      ended
                                                December 31,       December 31,
                                                                                              **
                                                   1997             (*)  1996               Cumulative
                                                -----------        ------------             -----------
                                                  U.S.$              U.S.$                    U.S.$
                                                thousands          thousands                thousands
                                                -----------        ------------             -----------

Salaries and related expenses                           96                    88                    184
Accounting services by
 Parent Company                                          8                     3                     11
Legal and accounting                                    14                    18                     32
Consulting                                               5                     -                      5
Insurance                                                1                     -                      1
Office expenses                                          8                     8                     16
Maintenance                                             14                     4                     18
Communications                                          11                     2                     13
Overseas travel                                          7                     -                      7
Entertainment                                            6                     1                      7
Vehicle expenses                                         6                     8                     14
Tax of benefits                                          7                     -                      7
Depreciation                                             7                     1                      8
Transporting                                             5                     -                      5
Other                                                    3                     -                      3
                                                -----------         ------------            -----------
                                                       198                   133                    331
                                                -----------         ------------            -----------
                                                -----------         ------------            -----------


       *  Reclassified.
       ** Cumulative amounts from the Company's inception.

Note 13 - Financing Expenses (Incomes), Net


                                                Year ended         Six months
                                                                      ended
                                                December 31,       December 31,

                                                   1997                1996                 * Cumulative
                                                -----------        ------------             ------------
                                                  U.S.$              U.S.$                    U.S.$
                                                thousands          thousands                thousands
                                                -----------        ------------             ------------

Interest income and
linkage difference
  relating to monetary items                           (6)                  (1)                       (7)

Bank expenses                                           4                    1                         5
                                                -----------        ------------             ------------
                                                       (2)                   -                        (2)
                                                -----------        ------------             ------------
                                                -----------        ------------             ------------

       *  Cumulative amounts from the Company's inception.

Note 14 - Income Taxes

     1) The Israel tax is computed on the basis of the Company's results in nominal NIS determined for statutory purposes. The Company is assessed for tax purposes under the Income Tax Law (Inflationary Adjustments
          1985), the purpose of which is to prevent taxation on inflationary profits.

     2) As of the balance sheet date the Company accumulated losses for tax purposes are U.S.$ 1,482 thousand. These losses are linked to the Consumer Price Index and may be utilized against future taxable income.

     3) Deferred income taxes are provided for primarily operating loss for tax purposes and for all the differences between the tax and the accounting basis of assets and liabilities bases on the tax rate that is expected to be in effect at the time the deferred income taxes will be realized. Realization of the deferred tax assets is dependent on generating sufficient taxable income in the period that deferred tax assets are realized. Based on all available information, Management believes that all of the deferred tax assets are not realizable. Under FAS 109, a valuation allowance was established in respect of all of the deferred tax assets because it is not more likely than not that such assets will be realized in the foreseeable future.

     4)   The components of deferred tax assets and liabilities are as follows:

                                                        December 31,          December 31,
                                                           1997                   1996
                                                        -----------           ------------
                                                           U.S.$                  U.S.$
                                                         thousands              thousands
                                                        -----------           ------------
Deferred tax assets:
  Employees' rights liabilities                                   15                    2
  Employee stock options                                          42                    -
  Non deductible research and development costs                   23                   51
  Know-how for tax purpose only (see Note 6) (1)                  53                   66
  Loss for tax purposes                                          533                   69
                                                        ------------         ------------
                                                                 666                  188
Valuation allowance (1)                                         (666)                (188)
                                                        ------------         ------------
                                                                 -                      -
                                                        ------------         ------------
Statutory tax rate                                               36%                  36%
                                                        ------------         ------------
                                                        ------------         ------------

(1) The tax asset generating from the know-how was recorded against capital reserve which was offset by the valuation allowance.

     5)   Reconciliation of theoretical tax expenses to the actual tax expense.

                                                                                    Six months
                                                           Year ended                 ended
                                                           December 31,            December 31,
                                                              1997                     1996
                                                           ------------            ------------
                                                              U.S.$                  U.S.$
                                                            thousands              thousands
                                                           ------------            ------------
Loss before income taxes as reported in
 the statements of operations                                   (1,344)                   (329)
                                                           ------------            ------------
                                                           ------------            ------------
Statutory tax on the above amount (36%)                           (484)                   (118)
Increase in taxes resulting from
 permanent differences:
Non-deductible operating expenses                                    8                       1
                                                           ------------            ------------
                                                                  (476)                   (117)
Timing differences in respect of which
 valuation allowance were recorded
 against deferred tax asset:
Non-deductible expenses in respect of
 employees' liabilities                                             45                       2
Non-deductible research and
 development expenses                                               23                      51
Depreciation of know-how for tax purpose                            (8)                     (4)
 only
Research and Development expenses which
were
 recorded in the books of fiscal year 1996 and
are
 tax deductible in fiscal year                                     (46)                      -
1997
Loss for tax purposes carryforward
 from fiscal year 1996                                             (68)                      -
Loss for tax purposes in the current year                          533                      69
Others                                                              (3)                     (1)
                                                           ------------            ------------
                                                                     -                       -
                                                           ------------            ------------
                                                           ------------            ------------


         6) Composition of taxes on income included in the statements of operations:

                                                           Year ended              Six months
                                                                                      ended
                                                           December 31,            December 31,
                                                              1997                     1996
                                                           ------------            ------------
                                                              U.S.$                  U.S.$
                                                            thousands              thousands
                                                           ------------            ------------

Current tax expenses                                                  -                       -
Deferred tax                                                        491                     122
Valuation allowance                                                (491)                   (122)
                                                           ------------            ------------
                                                                      -                       -
                                                           ------------            ------------
                                                           ------------            ------------


Note 15 - Related Parties Transactions and Balances

                                                                                    Six months
                                                           Year ended                 ended
                                                           December 31,            December 31,
                                                              1997                   * 1996
                                                           ------------            ------------
                                                              U.S.$                  U.S.$
                                                            thousands              thousands
                                                           ------------            ------------
a. Transactions:
    Payments to:
       Parent Company                                              54                       79
                                                           ------------            ------------
       Rafael                                                     227                       29
                                                           ------------            ------------
       Vsoft Ltd.                                                  11                        -
                                                           ------------            ------------
    Accounting services by Parent Company                           8                        3
                                                           ------------            ------------
    Motor vehicles purchased from Parent Company                    -                        17
                                                           ------------            ------------
    Computers purchased from Vsoft Ltd.                            15                        59
                                                           ------------            ------------
    Leasing payments to Albar Ltd.                                 39                         -
                                                           ------------            ------------
    Deposit to Albar Ltd.                                           2                         8
                                                           ------------            ------------


      *    Reclassified.


                                                        December 31,          December 31,
                                                           1997                   1996
                                                        -----------           ------------
                                                           U.S.$                  U.S.$
                                                         thousands              thousands
                                                        -----------           ------------
b. Balance amounts due to:

    Accounts payable - Current accounts:
      Parent Company                                             19                      2
                                                        -----------           ------------
      Rafael                                                     48                     28
                                                        -----------           ------------
      Vsoft Ltd                                                   4                     66
                                                        -----------           ------------
    Long-term liabilities:
      Loans from Parent Company (see Note 8, 2(b))            1,711                    321
                                                        -----------           ------------



Note 16 - Commitments

 1) During 1996, 1997, the Company signed operating lease contracts with Albar Ltd. (related party) for the rental of vehicles for a period of three years. The rental payments are linked to the Consumer Price Index. The Company has deposited an amount of U.S.$ 10 thousand represents rental payment for three months in respect of this contract. The deposit is linked to the Consumer Price Index, and bears no interest. The Company has also guaranteed its commitment in respect of this contract. As of December 31, 1997, the maximum credit risk for these guarantees totaled U.S.$ 69 thousand.

 2) The Company sub-leases its premises from its Parent Company. Minimum future rental payment for a year, due under the Company and the Parent Company's lease agreement is U.S.$ 34 thousand. Rental payment is linked to the Consumer Price Index and updated by 1% each year.

 3) The Company is committed to pay royalties to the Government of Israel in respect of sales of product, the research and development of which were made with the participation of the Chief Scientist. The amount of royalty payment is computed on the portion of sales proceeds from such products at rates varying from 3% to 5%. The commitment is limited to the amount of the received participation, U.S.$ 116 thousand.

Note 17 - Concentration of Currency Risk - Monetary Balances in Non - U.S. Dollar Currencies


                                                 December 31, 1997               December 31, 1996
                                                ---------------------          -----------------------
                                                 Israeli currency *              Israeli currency *
                                                ---------------------          -----------------------
                                                 U.S.$ thousands                  U.S.$ thousands
                                                ---------------------          -----------------------
                                                 Unlinked   Linked **            Unlinked    Linked **
                                                ----------------------         -----------------------


Assets:
Current assets:
  Cash and cash equivalents                         131          -                    31             -
  Accounts receivable                               115          -                    21             -
  Cars leasing deposits                               -         10                     -             8
                                                -------     ------                ------     ---------
                                                    246         10                    52             8
                                                -------     ------                ------     ---------
                                                -------     ------                ------     ---------
Liabilities:

Current liabilities:
  Accounts payable                                  230          -                   176             -
Non-current liabilities:
  Long-term loans from Parent                         -      1,711                     -           321
Company
                                                -------     ------                ------     ---------
                                                    230      1,711                   176           321
                                                -------     ------                ------     ---------
                                                -------     ------                ------     ---------


*     Does not include balances in U.S. dollars or linked thereto.
**    To the Israeli CPI.

Note 18 - Subsequent Events

 1) In August 1998, the Company, the Parent Company and Vision Sciences Inc. ("VSI") a Delaware corporation signed an Investment Agreement ("the Agreement"). According to this Agreement, the Company issued 338,099 Ordinary Shares, par value NIS 0.01 per share which represent 25% of the fully diluted share capital of the Company in consideration for U.S.$ 3 million in cash. In addition, VSI has the right to acquire an additional 60% of the share capital of the Company in the future from the Parent Company, at the then fair market value, under certain conditions, and the Parent Company has the right to require VSI to purchase up to the remaining 75% including 15% which would be owned by employees of the Company under certain conditions ("Put/Call Rights"). VSI is required to advance funds needed to finance the operations of the Company in fiscal years 1999 and 2000. In consideration, the Company will issue to VSI non-interest bearing, redeemable capital notes convertible into ordinary shares of the Company if the Put/Call Rights are not exercised by either the Parent Company or VSI.

 2) In August 1998, the Company signed a License and Manufacturing Agreement ("L&M Agreement") with VSI granting VSI exclusive, perpetual, royalty free and worldwide rights under all of the Company's patents and know-how to commercially exploit products in certain fields of use that incorporate, or use, component parts embodying technology developed by the Company. VSI shall have the right to sublicense certain of these rights to any Approved Assign as defined in the L&M Agreement.

 3) In August 1998, the Company signed an agreement with ASAHI Optical Co. Ltd. ("AOC") a Japanese corporation. AOC is an Approved Assign and has licensed certain proprietary technology rights of the Company. This agreement set forth the principles for future collaboration between the parties relating to the commercialization of certain products and to establish certain rights reserved to the Company to manufacture and sell certain components. AOC and the Company shall cooperate with each other to research and develop 3D cameras or 3D imaging modules or devices (the "Developed Technologies"). The Company is committed to pay royalties equal to 3% of the gross revenue derived by the Company from the sale of certain components in the field of operation of VSI or an Approved Assign and resulting from the above Developed Technologies. The Company shall not be entitled to use the Developed Technologies or otherwise grant a license of the Developed Technologies in connection with any other collaborative research and joint development arrangement between the Company and any non-affiliate of the Company without the prior written consent of AOC.


 4) Based upon the Company's unaudited financial statements as of September 30, 1998, the Company accumulated an additional accounting operating loss of U.S.$ 1,663 thousand for the period of nine months ended September 30, 1998.

   b) Pro Forma Financial Information: Vision-Sciences, Inc.

         OVERVIEW

         On August 20, 1998, pursuant to an Investment Agreement, dated August 6, 1998 between Vision-Sciences, Inc., ("VSI") and 3DV Systems, Ltd., a privately-held Israeli company ("3DV"), (the "Agreement") VSI purchased 338,099 shares of common stock of 3DV (the "Shares"), for a purchase price of $3 million in cash, $500,000 of which VSI had previously advanced to 3DV in May 1998. VSI funded the purchase price from proceeds of $5 million received from Asahi Optical Co., Ltd., (Asahi Kogaku Kogyo Kabushiki Kaisha), a Japanese corporation ("Asahi"), in exchange for 2,000,000 shares of VSI's common stock, $.01 par value per share (the "Common Stock"), and certain rights pursuant to the License Agreement between VSI and Asahi described below. The Shares were previously unissued shares of common stock of 3DV and, after the closing of the transaction, represent 25% of the fully diluted share capital of 3DV. Prior to the investment by VSI, 3DV was a wholly-owned subsidiary of RDC Rafael Development Corporation Ltd. ("RDC"), an Israeli company.

         Pursuant to the Agreement, VSI also issued 500,000 shares of its Common Stock to RDC in exchange for certain rights. These rights include an option to purchase all of the remaining shares of capital stock of 3DV owned by RDC, which represent 62.85% of the fully-diluted share capital of 3DV, at the then fair market value of such shares. In addition, RDC has the right to require VSI to purchase up to the remaining 75% of the fully-diluted share capital of 3DV, including 12.15% that would be owned by employees of 3DV, at the then fair market value of such shares.

         In connection with these transactions with 3DV and RDC, VSI also entered into a License and Manufacturing Agreement (the "L&M Agreement") with 3DV, dated August 6, 1998, pursuant to which VSI obtained exclusive, worldwide, perpetual and royalty-free rights to commercially exploit products in certain fields of use that incorporate, or use, component parts embodying technology developed by 3DV. The L&M Agreement allows VSI to sublicense certain of these rights to approved assigns. Asahi, which manufactures and markets a wide variety of cameras, medical endoscopes and industrial imaging systems worldwide under the brand name Pentax, is the sole approved assign under the L&M Agreement, and VSI has sublicensed certain of its rights under the L&M Agreement to Asahi pursuant to the License Agreement described below.

         On August 6, 1998, VSI executed a Memorandum of Understanding (the "MOU") with Imagineering, Ltd., pursuant to which VSI will acquire exclusive rights to research to be performed in association with certain innovations (the "Innovations") that are designed to improve the performance of CMOS-based Image Sensors. The MOU grants VSI exclusive rights to any resulting patent applications and patent rights that result from such research. A consultant to Imagineering, Ltd. will perform the research, and VSI plans to grant the consultant a nonstatutory stock option for 1,000,000 shares of VSI's Common Stock, which will vest 100% upon the delivery of the Innovations. In addition, VSI will fund the cost of the research by Imagineering, Ltd., initially for a period of one year. The terms of the MOU were determined on the basis of arms'-length negotiations.

         VSI also executed a License Agreement (the "License") with Asahi, dated August 6, 1998, pursuant to which VSI granted Asahi exclusive rights, as an approved assign under the L&M Agreement, to certain technology in certain fields and to acquire from VSI and 3DV certain products having application in those fields. Notwithstanding the License, VSI has reserved the right to use the technology licensed to Asahi in products bearing VSI's own trademarks within certain fields of use. In addition, the License grants Asahi a worldwide, perpetual, royalty-free license to patentable and non-patentable technology relating to the utilization or application of CMOS-based Image Sensors, as researched or developed by VSI, pursuant to the MOU with Imagineering, Ltd. On August 17, 1998, Asahi paid VSI $5 million in cash in exchange for the rights described above in the License Agreement and the issuance by VSI to Asahi of 2,000,000 shares of Common Stock. The terms of the License Agreement were determined on the basis of arms'-length negotiations.

         The acquisition of the share capital of 3DV was financed with $3 million of VSI's cash, $500,000 of which VSI had previously advanced to 3DV in May 1998, and the issuance of 500,000 shares of VSI's common stock. VSI received $5 million from Asahi for the issuance of 2 million shares of common stock to Asahi, less $67,000 of fees. The price paid by Asahi for the common stock was $2.50 per share, and reflects the market price of the common stock and certain rights pursuant to the License Agreement between VSI and Asahi described above.

         VSI recorded the value of common stock at $1.4938 per share, the average closing price of VSI's shares on Nasdaq for the ten trading days ended August 20, 1998. The difference between the market value of VSI's common stock and the gross proceeds was recorded as a deferred development fee, representing a prepayment of $2,012,000 by Asahi for future development costs to be funded by VSI. VSI incurred fees of $67,000, $44,000 of which was applied to additional paid-in capital, and $23,000 of which was applied to the deferred development fee.

         The deferred development fee is comprised of $657,000 of expected development costs to be incurred by Imagineering and funded by VSI, and $1,332,000 of expected development costs to be incurred by 3DV and funded by VSI's investment in 3DV. The amount applicable to Imagineering is based upon the MOU, and other costs that VSI expects to incur during the CMOS development. If the costs related to Imagineering are greater than the estimate, VSI will record charges to its statement of operations. Any losses incurred by 3DV in excess of $1,332,000 will be recorded in the statement of operations of VSI.

         VSI will account for the investment in 3DV using the equity method of accounting. Due to the fact that VSI has committed to finance the working capital needs of 3DV for the calendar years 1999 and 2000, VSI will absorb 100% of the losses of 3DV, up to the value of VSI's investment in 3DV.

         The Pro Forma Statements of Operations for the year ended March 31, 1998 and the three months ended June 30, 1998 assume the investment in 3DV occurred on April 1, 1997 and include the actual results of operations of 3DV for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively. The calculation of basic and diluted net loss per common share assumes the 2,000,000 and 500,000 shares of common stock issued to Asahi and RDC, respectively, were issued on April 1, 1997.

                             Vision-Sciences, Inc.
                  Unaudited Pro Forma Statement of Operations
                           Year Ended March 31, 1998
                       (in 000's, except per share data)



                                         As Reported           Adjustments              Notes         Pro Forma
                                         -----------           -----------              -----         ---------


Net sales                                  $  7,998                                                    $ 7,998
Cost of sales                                 6,579                                                      6,579
                                              -----                                                      -----
Gross profit                                  1,419                                                      1,419

Selling, general and
administrative expenses                       3,559                                                      3,559
Research and development
expenses                                        762                                                        762
                                             ------                                                      ------
Loss from operations                         (2,902)                                                    (2,902)

Interest income, net                            147                                                        147
Other income (expense), net                     177                (1,344)                A                165
                                                  -                 1,332                 B                   -
                                              -----               --------                              ------

Net loss                                   $ (2,578)              $   (12)                            $ (2,590)
                                           ---------               --------                           --------
                                           ---------               --------                           --------
Basic and diluted net loss per
common share                               $   (.17)                                                  $   (.15)
                                           ---------                                                  --------
                                           ---------                                                  --------
Shares used in computing
basic and diluted net loss per
common share                                 15,224                 2,500                 C             17,724
                                           ---------               --------                           --------
                                           ---------               --------                           --------


Notes to Unaudited Pro Forma Statement of Operations for the Year
Ended March 31, 1998.

A) To recognize equity in 100% of the loss of 3DV for the year ended December 31, 1997.

B) To record the equity in 100% of the loss of 3DV for the year ended December 31, 1997 by amortizing the deferred development fee up to $1,332.

C) The additional outstanding shares are shown as if they were issued on April 1, 1997.

                             Vision-Sciences, Inc.
                  Unaudited Pro Forma Statement of Operations
                        Three Months Ended June 30, 1998
                       (in 000's, except per share data)



                                         As Reported           Adjustments              Notes         Pro Forma
                                         -----------           -----------              -----         ---------

Net sales                                $   1,877                                                      $ 1,877
Cost of sales                                1,565                                                        1,565
                                             -----                                                        -----
Gross profit                                   312                                                          312

Selling, general and
administrative expenses                        690                                                          690

Research and development
expenses                                        52                                                           52
                                            -------                                                      ------
Loss from operations                          (430)                                                        (430)

Interest income, net                            35                                                           35

Other income (expense), net                      1               (598)                   A                 (597)
                                          ---------            -------                                   -------
Net loss                                    $ (394)           $  (598)                                  $  (992)
                                          ---------            -------                                   -------
                                          ---------            -------                                   -------

Basic and diluted net loss per
common share                               $  (.02)                                                     $  (.05)
                                          ---------                                                      -------
                                          ---------                                                      -------

Shares used in computing basic
and diluted net loss per common
share                                       16,649              2,500                    B               19,149
                                          ---------            -------                                   -------
                                          ---------            -------                                   -------


Notes to Unaudited Pro Forma Statement of Operations for the
Three Months Ended June 30, 1998.

A) To recognize equity in 100% of the loss of 3DV for the three months ended March 31, 1998.

B) The additional outstanding shares are shown as if they were issued on April 1, 1997.

                             Vision-Sciences, Inc.
                  Unaudited Pro Forma Condensed Balance Sheet
                                 June 30, 1998
                       (in 000's, except per share data)



                                         As Reported           Adjustments              Notes         Pro Forma
                                         -----------           -----------              -----         ---------

          ASSETS
          ------
Cash and cash equivalents                 $ 2,461               $  4,932                  A            $ 4,893
                                                                  (2,500)                 B

Accounts receivable, net                    1,223                                                        1,223
Inventories                                   713                                                          713
Prepaid expenses and deposits                  84                     -                                     84
                                          -------               --------                               -------
Total current assets                        4,481                  2,432                                 6,913
Net property and equipment                    786                                                          786

Investment in equity of 3DV and                                    2,500                  B
   other assets                               680                    747                  B              3,927
                                          -------               --------                               -------
Total assets                              $ 5,947               $  5,679                               $11,626
                                          -------               --------                               -------
                                          -------               --------                               -------
   LIABILITIES AND
STOCKHOLDERS' EQUITY

Current liabilities                       $ 2,503                                                      $ 2,503
Deferred development fee                        -                  1,989                  A              1,989

Common stock                                  167                     20                  A                192
                                                                       5                  B
Additional paid-in capital                 48,105                  2,923                  A             51,770
                                                                     742                  B

Accumulated deficit                       (44,828)                     -                               (44,828)
                                          -------               --------                               -------
Total stockholders' equity                  3,444                  3,690                                 7,134
Total liabilities and stockholders'       -------               --------                                 -----
equity                                    $ 5,947               $  5,679                               $11,626
                                          -------               --------                               -------
                                          -------               --------                               -------


Notes to Unaudited Condensed Pro Forma Balance Sheet as of June
30, 1998.

A) To record the investment by Asahi in 2,000,000 shares of common stock of VSI at $2.50 per share. The value of the common stock is based upon the average closing price of VSI's common stock, $1.4938 per share, as reported by Nasdaq for the ten trading days ended August 20, 1998. The difference between the market value of the common stock and the cash received was recorded as a deferred development fee, relating to work to be performed by Imagineering and 3DV, and funded by VSI. In the event that VSI fails to comply with the terms of the License, it may be required to repurchase the stock issued to Asahi. Management believes that all events that would require repurchase are within the control of VSI. Therefore, the stock purchased by Asahi has been classified as elements of stockholders' equity.

B) To record the acquisition of 25% of the outstanding share capital of 3DV. The cost is comprised of $2,500,000 of cash and 500,000 shares of VSI's common stock. The common stock is valued at $1.4938 per share, the average closing price of VSI's common stock as reported by Nasdaq for the ten trading days ended August 20, 1998. Included in other assets at June 30, 1998 is a nonrefundable advance deposit of $500,000 that is part of the total amount that VSI paid for its investment in 3DV.


         (c)   Exhibits:
               ---------
               10.1*  -   Investment Agreement dated as of August 6, 1998 by and
                          among VSI, 3DV Systems Ltd. and RDC Rafael Development
                          Corporation Ltd.

               10.2*  -   License and Manufacturing Agreement dated as of
                          August 6, 1998 between VSI and 3DV Systems Ltd.

               10.3*  -   Memorandum of Understanding dated August 6, 1998
                          between VSI and Imagineering, Ltd.

               10.4*  -   License Agreement dated as of August 6, 1998 between
                          VSI and Asahi Optical Co., Ltd.

               23.1   -   Consent of Somekh Chaikin

* Previously Filed. Confidential treatment requested as to certain portions, which portions have been deleted and filed separately with the Securities and Exchange Commission.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 3, 1998              VISION-SCIENCES, INC.



                                     By: /s/ James A. Tracy
                                         ---------------------------
                                             James A. Tracy
                                             Vice President, Finance

                                  EXHIBIT INDEX


Exhibit No.
-----------
   10.1*          -        Investment Agreement dated as of August 6, 1998 by
                           and among VSI, 3DV Systems Ltd. and RDC Rafael
                           Development Corporation Ltd.

   10.2*          -        License and Manufacturing Agreement dated as of
                           August 6, 1998 between VSI and 3DV Systems Ltd.

   10.3*          -        Memorandum of Understanding dated August 6, 1998
                           between VSI and Imagineering, Ltd.

   10.4*          -        License Agreement dated as of August 6, 1998
                           between VSI and Asahi Optical Co., Ltd.

   23.1           -        Consent of Somekh Chaikin

---------------------

* Previously Filed. Confidential treatment requested as to certain portions, which portions have been deleted and filed separately with the Securities and Exchange Commission.